UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 3, 2014
Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	000-03683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2014, upon the recommendation of the Human Resources Committee of the Board of Directors of Trustmark Corporation (“Trustmark”), the Board of Directors of Trustmark authorized Trustmark to enter into change in control agreements (each, a “CIC Agreement”) with the members of executive management of Trustmark and its subsidiary, Trustmark National Bank, who did not already have agreements in place providing for benefits upon a change in control.

In connection with such authorization, effective February 3, 2014, the following named executive officers of Trustmark, as well as certain other members of executive management, entered into CIC Agreements with the company, in the form filed herewith as Exhibit 10-ad:  Louis E. Greer, Trustmark’s Treasurer and Principal Financial Officer and Trustmark National Bank’s Executive Vice President and Chief Financial Officer, Duane A. Dewey, Trustmark National Bank’s President-Corporate Banking, Wayne A. Stevens, Trustmark National Bank’s President-Retail Banking, and Breck W. Tyler, Trustmark National Bank’s President-Mortgage Services.

The CIC Agreement provides that, in the event the executive’s employment is terminated other than for cause (as defined in the CIC Agreement), death or disability or the executive resigns for good reason (as defined in the CIC Agreement) within two years following a change in control (as defined in the CIC Agreement), the executive will be entitled to (i) a lump sum payment within 60 days after termination equal to two times the executive’s then current base salary and the average of the executive’s annual bonuses earned for the two years prior to the year in which the change in control occurs, and (ii) eighteen months of continuing medical, dental, vision and group life coverage on the same premium cost sharing basis as prior to termination (together, the “CIC Benefits”).

The CIC Agreement includes standard confidentiality, non-solicitation and non-competition obligations during the executive’s employment and for twelve months after the executive’s termination when the executive is eligible to receive CIC Benefits.  The CIC Agreement also provides that Trustmark may cease providing the CIC Benefits if the executive violates the non-solicitation or non-competition obligations.  Under the CIC Agreement, the executive is required to sign a release agreement with Trustmark prior to receiving any CIC Benefits after termination.

The foregoing description of the material terms of the CIC Agreement is qualified in its entirety by reference to the form of CIC Agreement, a copy of which is filed herewith as Exhibit 10-ad and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
10-ad	Form of Change in Control Agreement between Trustmark Corporation and certain executive officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer
Louis E. Greer
Treasurer and Principal Financial Officer

DATE:	February 7, 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
10-ad	Form of Change in Control Agreement between Trustmark Corporation and certain executive officers